Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

OF

PHOTOWORKS, INC.

BY

PHOTO MERGER CORP.

A WHOLLY OWNED SUBSIDIARY

OF

AG.COM, INC.

AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

AMERICAN GREETINGS CORPORATION

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated December 13, 2007 and the related Letter of Transmittal (which, together with any amendments or supplements, collectively constitute the “Offer”) in connection with the offer by Photo Merger Corp., a Washington corporation (the “Offeror”) and a wholly owned subsidiary of AG.com, Inc., a Delaware corporation (“AG”), which in turn is an indirect, wholly owned subsidiary of American Greetings Corporation, an Ohio corporation (“American Greetings Corporation” and together with Offeror and AG, “American Greetings”) to purchase for cash all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of PhotoWorks, Inc., a Washington corporation (“PhotoWorks”). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is directed to the following:

1.	The tender price is 59.5 cents per Share, net to you in cash.

2.	The Offer and withdrawal rights expire at 5:00 p.m., New York City time, on Monday, January 14, 2008 (the “Expiration Date”), unless extended, in which event “Expiration Date” means the latest time and date at which the Offer, as so extended, shall expire. No withdrawal rights apply to Shares tendered in a subsequent offering period and no withdrawal rights apply during the subsequent offering period with respect to Shares tendered in the Offer and accepted for payment.

3.	The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn before the Expiration Date (as defined above) a number of Shares that represents at least two-thirds of the total number of outstanding Shares on a fully-diluted basis. The Offer is also subject to certain other conditions described in Section 14 of the Offer to Purchase. The Offer is not conditioned upon American Greetings obtaining financing.

4.	Any stock transfer taxes applicable to the sale of Shares to the Offeror pursuant to the Offer will be paid by the Offeror, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Mellon Investor Services LLC (the “Depositary”) of (i) certificates representing the Shares, or timely confirmation of the book-entry transfer of the Shares into the account maintained by the Depositary at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile), properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), in connection with a book-entry delivery and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility are actually received by the Depositary.

INSTRUCTION FORM WITH RESPECT TO

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

OF

PHOTOWORKS, INC.

BY

PHOTO MERGER CORP.

A WHOLLY OWNED SUBSIDIARY

OF

AG.COM, INC.

AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

AMERICAN GREETINGS CORPORATION

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 13, 2007, and the related Letter of Transmittal, in connection with the Offer by Photo Merger Corp. to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of PhotoWorks, Inc.

This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be tendered:

Shares*
Signature(s)

Dated:

Names(s) (Please Print)

Address(es) (Include Zip Code)

*	Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.

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